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                                 EXHIBIT 10.22

                              GCC INVESTMENTS, INC.
                               INCENTIVE POOL PLAN
                                 FIRST AMENDMENT

       WHEREAS, THE GCC INVESTMENTS, INC. INCENTIVE POOL PLAN (THE "PLAN") PROVIDES THAT "SECONDARY INVESTMENTS" SHALL MEAN A SECOND TRANCHE OR LATER INVESTMENT MADE TO INCREASE CURRENT HOLDINGS IN A PREEXISTING INVESTMENT OR TO SECURE OR SUPPLEMENT CONTROL POSITIONS IN A PRE-EXISTING INVESTMENT WHICH THE COMMITTEE DETERMINES TO BE A CORE INVESTMENT; AND

       WHEREAS, IT IS NECESSARY TO CLARIFY WHEN CERTAIN POOL ALLOCATIONS WILL BE PAID WITH RESPECT TO SECONDARY INVESTMENTS;

       NOW, THEREFORE, pursuant to the powers reserved to it in Section 14 of the GCC Investments, Inc. Incentive Pool Plan (the "Plan"), GCC Investments, Inc. (the "Company") hereby amends the Plan as follows:

       1. Section 8(a) of the Plan is hereby amended, effective as of November 1, 1996, to read as follows:

              "(a) Upon the consummation of any Secondary Investment, an amount equal to the sum of (a) three percent (3%) of the first $50 million invested as part of such Secondary Investment and (b) one and one-half percent (1.5%) of any amount in excess of $50 million invested as part of such Secondary Investment will be credited to a Secondary Pool ("Secondary Pool"). Amounts allocated to a Secondary Pool shall be allocated among Participants on the same basis as allocations are made to the Pre-Effective Date Pool or Post-Effective Date Pool, whichever is applicable, to which the original Investment relates. Amounts allocated to a Secondary Pool shall be paid in cash in three substantially equal installments, with the first installment MADE WITHIN THIRTY (30) DAYS FOLLOWING THE END OF THE FISCAL QUARTER IN WHICH THE CLOSING OF THE RELEVANT SECONDARY INVESTMENT TAKES PLACE (THE "SECONDARY POOL PAYMENT DATE"), and the second and third installments shall be paid on the FIRST and SECOND anniversary of such Secondary Pool Payment Date; provided, however, that in each case the Participant is employed on the date a payment is to be made hereunder. Secondary Pool allocations to be paid in installments after the first installment shall be credited with interest until paid at an annual rate specified by the Committee from time to time."

       2. Except as herein amended, the provisions of the Plan shall remain in full force and effect.




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       IN WITNESS WHEREOF, the Company has caused this First Amendment to the
Plan to be executed on this ___ day of __________, 1997.



                                     GCC INVESTMENTS, INC.


                                     By:
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